EDO CORPORATION

PROXY STATEMENT

Your proxy in the form enclosed is solicited by the Board of Directors of EDO Corporation (the "Company"). Your proxy may be revoked by you at any time prior to its use. The shares represented by the proxies received will be voted at the 1995 Annual Meeting of Shareholders to be held on April 25, 1995, or any adjournment thereof, in accordance with such specifications as are made therein or, if no such specifications are made, in accordance with the recommendations of the Board of Directors.

Directors are elected by a plurality of the votes cast at the Annual Meeting. The affirmative vote of a majority of the votes cast is generally required for approval of each other matter to be submitted to a vote of the shareholders. Shares represented by proxies that withhold authority to vote for a nominee for election as a director, or that reflect abstentions or "broker non-votes" will be counted only as shares that are present and entitled to vote on the matter for the purposes of determining the presence of a quorum. "Broker non-votes" are shares represented at the meeting held by brokers or nominees as to which
(i) instructions have not been received from the beneficial owners or persons entitled to vote, and (ii) the broker or nominee does not have the discretionary voting power on a particular matter. Neither proxies that withhold authority (without naming an alternative nominee), abstentions nor broker non-votes will be counted as votes cast at the Annual Meeting. Therefore, such proxies will not have any effect on the outcome of voting on any of the matters to be considered at the meeting.

March 7, 1995 is the record date for the determination of shareholders entitled to vote at the Annual Meeting. On the record date, there were outstanding 5,643,937 Common Shares and 75,292 ESOP Convertible Preferred Shares Series A (the "ESOP Preferred Shares"), constituting all of the outstanding voting securities of the Company. Each Common Share is entitled to one vote, and each ESOP Preferred Share is entitled to 12.3 votes, voting together as one class.

The mailing address of the principal executive offices of the Company is 14-04 111th Street, College Point, New York 11356-1434. This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders and form of proxy are being mailed on or about March 24, 1995 to shareholders of record on the record date.

Proposal 1: ELECTION OF DIRECTORS

One of the four directors whose regular term of office expires at the 1995 Annual Meeting and four newly appointed directors have been nominated for reelection to the Company's Board of Directors (the "Board") to hold office until 1997 and 1998 as indicated. The names of the five nominees, their ages, the years they have been directors of the Company, their principal occupations over the past five years, their current positions with the Company (where applicable) and other directorships held by them in public companies are set forth below. The shares represented by all proxies received will be voted for these nominees, except to the extent authority to do so is withheld as provided in the form of proxy enclosed. If any such nominee should be unable or unwilling to serve (an event not now anticipated), all proxies received will be voted for the individual, if any, as shall be designated by the Board to replace such nominee.

               Nominees for Election as Directors to Hold Office
             Until the 1997 and 1998 (as indicated) Annual Meeting

                  Director         Principal Occupation and Certain
Name         Age  Since                  Other Directorships

Robert E.    50   1995      Mr. Allen is Managing Director of Redding
Allen                       Consultants (a management consulting firm), and
(Until 1997)                was previously with McKinsey and Company and
                            Emery Worldwide. He is a director of BIC
                            Corporation.

Robert       56   1995      Mr. Alvine is Chairman, President and CEO of I-Ten
Alvine                      Management Corp. (an investment, acquisitions and
(Until 1997)                management company) and was, prior to 1995, also a
                            principal of Charterhouse Group International, Inc.
                            (an investment and management holding company), Chairman and CEO of Charter Power Systems Inc. (a worldwide power systems company), Vice Chairman and CEO of A.P. Parts Manufacturing Co.
                            (manufacturer of auto and truck exhaust systems), CEO and President of the Uniroyal Engineered
                            Products and Services Group of companies and Senior VP of Uniroyal, Inc. He is a director of Jackson Laboratories.

Mellon C.    64   1995      Mr. Baird is Chairman, President and CEO of Delfin
Baird                       Systems (an information systems, products and
(Until 1998)                services company) and was, prior to 1990,
                            President, CEO and COO of Tracor, Inc. and
                            President of the Defense and Electronics Group of Eaton Corporation. He is a director of Software
                            Spectrum Inc.

George M.    60   1995      Mr. Ball is Chairman of Philpott, Ball & Company
Ball                        (an investment banking firm) and was, prior to
(Until 1998)                1991, with Reynolds & Company, Kidder Peabody &
                            Company, Donaldson, Lufkin & Jenrette and
                            Interstate/Johnson Lane. He also served as President and CEO of 3 Guys & Company. He is a director of Juno Lighting Inc. and BB Walker
                            Company.

Joseph F.    69   1992      Mr. Engelberger is Chairman of Transitions
Engelberger                 Research Corporation (a robotics manufacturing
(Until 1998)                company). He is a director of Information
                            International Inc. and Andersen Group, Inc.

The names of the remaining four directors of the Company, whose terms of office will continue after the 1995 Annual Meeting, and certain information about them are set forth below.

    Directors Whose Terms of Office Will Expire at the 1996 Annual Meeting

                  Director         Principal Occupation and Certain
Name         Age  Since                  Other Directorships

Alfred       72   1990      Mr. Brittain is retired. Prior to his retirement
Brittain                    in 1987, he was the Chairman of the Board of
III                         Bankers Trust New York Corporation.

Frank A.     60   1982      Mr. Fariello is President (since 1993) and Chief
Fariello                    Executive Officer (since 1994) of the Company.
                            Until November 1993, he was Executive Vice
                            President of the Company.

Robert M.    56   1992      Mr. Hanisee is the Chairman of the Board of the
Hanisee                     Director of Trust Company of the West (an
                            investment management company) and was, prior to 1990, President of Seidler Amdec Securities, Inc.
                            (an investment banking company). He is a director of Delfin Systems, Illgen Sim Tech and SMS Inc.

    Directors Whose Terms of Office Will Expire at the 1997 Annual Meeting

                  Director         Principal Occupation and Certain
Name         Age  Since                  Other Directorships

Michael J.   55   1982      Mr. Hegarty is Vice President-Finance, Treasurer
Hegarty                     and Secretary of the Company.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

During the fiscal year ended December 31, 1994, the Board met eight times. The Board's Audit and Compensation Committee, consisting of Messrs. Brittain, Engelberger, Hanisee, Meyn and Rachals met three times during 1994. The Committee reviews and approves audit plans of independent auditors. In reviewing the results of the auditors' activities, the Committee also meets privately with the auditors. It reviews the annual consolidated financial statements of the Company, considers other matters in relation to the internal and external auditing of the Company's accounts, reviews services other than audit services performed by outside auditors, and recommends to the Board the selection of outside auditors. In addition, it reviews and approves compensation of the Company's corporate officers, and administers the Company's stock option and long-term incentive plans. The Board appointed an ad hoc nominating committee in 1994 consisting of Messrs. Albert, Brittain, Hanisee and Meyn that was responsible for selecting candidates for director positions in 1995.

Directors who are employees of the Company receive no additional compensation for their services as directors or chairmen. The compensation paid non-employee directors or chairmen is as follows: to the Chairman of the Board, $36,000 annually and $1,500 for each meeting of the Board or its Committees attended; to each director, $18,000 annually and $900 for each meeting of the Board or its Committees attended; and to a director serving as chairman of a Committee, $1,500 for each meeting of the Committee attended. Directors who are not employees of the Company may receive additional compensation for undertaking special assignments outside the normal scope of their duties as directors. Philpott, Ball & Company, of which Mr. Ball is Chairman, performed investment banking services for the Company during 1994 and received $144,000 in compensation for such services. A retiring director who has twelve years of service on the Board and has not been an officer or an employee of the Company for at least twelve years prior to retirement receives an annual benefit until death of 75% of the annual retainer paid to the director prior to retirement.

           SECURITIES OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The table below shows the number of Common Shares beneficially owned, as of March 7, 1995, by the Company's directors, by the Company's executive officers named in the Summary Compensation Table and by the Company's directors and executive officers as a group. No director or executive officer of the Company owns any of the Company's 7% Convertible Subordinated Debentures Due 2011.

                               EDO Common Shares

EDO Common Shares
[CAPTION]
                                                 Number of Shares      Percent
Name                                             (See Notes 1-4)       of Class
-------------------------------------------------------------------------------
Gerald Albert*** ................................... 154,377 ........... 2.7%
Robert E. Allen ....................................       0 ...........   *
Robert Alvine ......................................   1,000 ...........   *
Mellon C. Baird ....................................       0 ...........   *
George M. Ball .....................................       0 ...........   *
Alfred Brittain III ................................   3,000 ...........   *
Joseph F. Engelberger ..............................   3,500 ...........   *
Frank A. Fariello .................................. 129,280 ........... 2.3%
Marvin D. Genzer ...................................  30,434 ...........   *
Robert M. Hanisee ..................................   3,000 ...........   *
Michael J. Hegarty .................................  78,146 ........... 1.4%
John H. Meyn** .....................................  17,188 ...........   *
Richard Rachals** ..................................   3,555 ...........   *
William R. Ryan** .................................. 154,530 ........... 2.7%
All Directors and Executive Officers as a Group .... 608,572 ...........10.4%

  *  Less than 1%.

 ** Messrs. Meyn, Rachals and Ryan are not standing for reelection to the Board.

***  Mr. Albert resigned from the Board in December 1994.

Notes:

1. Certain family members of Messrs. Albert, Fariello, Genzer and Meyn and of all directors and executive officers as a group also own and vote
19,300,#1,175, 640 and#14,729 Common Shares, respectively. Each of the above individuals disclaims beneficial ownership of these Common Shares.

2. The amounts indicated include the following numbers of Common Shares, Restricted Shares under the Company's Long-Term Incentive Plan, and, as of December 31, 1994, Common Shares into which ESOP Preferred Shares are convertible, actually owned or allocated to certain individuals and the group under the Company's Employee Stock Ownership Plan: Mr. Albert, 20,377 shares; Mr. Fariello, 46,133 shares; Mr. Genzer, 12,464; Mr. Hegarty, 32,468 shares; and all directors and executive officers as a group, 120,097 shares.

3. The amounts indicated include the following numbers of Common Shares as to which each individual and all directors and executive officers as a group share voting and investment power: Mr. Fariello, 7,885 shares; Mr. Genzer, 630; Mr. Meyn, 1,957 shares; and all directors and executive officers as a group, 10,472 shares. Except as described in Note 1. above, each of the above individuals has sole voting and investment power with respect to all other Common Shares beneficially owned by them.

4. The amounts indicated include the following numbers of Common Shares which each individual and all directors and executive officers as a group have the right to acquire within 60 days upon exercise of options granted pursuant to the Company's Stock Option Plans: Mr. Albert, 90,000 shares; Mr. Engelberger, 1,500 shares; Mr. Fariello, 56,050 shares; Mr. Genzer, 16,700 shares; Mr. Hanisee, 1,500 shares; Mr. Hegarty, 31,200 shares; Messrs. Brittain, Meyn, Rachals and Ryan, 2,000 shares each; and all directors and executive officers as a group, 223,400 shares.

                      COMPENSATION OF EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

The following table summarizes the total compensation of the Chief Executive Officer and the Company's other executive officers whose total compensation exceeds $100,000 (the "named Executive Officers") for the fiscal years ending December 31, 1994, 1993 and 1992.

Summary Compensation Table


                                             Long-Term Compensation
                               Annual     -----------------------------
                            Compensation        Awards          Payouts
                          --------------- --------------------- -------
                                                     Securities           All
Name                                      Restricted Underlying          Other
and                                          Stock    Options/   LTIP   Compen-
Principal                  Salary   Bonus   Awards1     SARs    Payouts sation2
Position            Year    ($)      ($)      ($)       (#)       ($)     ($)
------------------------ ---------------- --------------------- ------- -------

Gerald Albert3      1994  186,347       0         0         0       0    5,085
Retired Chairman    1993  284,902       0         0         0       0    7,653
of the Board and    1992  277,575  37,000   111,563         0       0   10,901
Chief Executive
Officer

Frank A. Fariello   1994  224,630       0         0    50,000       0    1,095
President and       1993  205,005       0         0         0       0    5,934
Chief Executive     1992  197,501  26,000    91,875         0   2,207   10,030
Officer

Michael J. Hegarty  1994  145,018       0         0     8,000       0    1,095
Vice President-     1993  145,018       0         0         0       0    4,229
Finance,            1992  140,247  16,500    45,938         0       0    9,647
Treasurer and
Secretary

Marvin D. Genzer    1994  112,008       0          0     8,000       0    6,638
Vice President,     1993  112,008       0          0         0       0    3,189
General Counsel     1992  106,805   9,000     22,969         0       0    4,574
and Assistant
Secretary

Notes:

1. The number and value of the aggregate restricted stock holdings at the end of 1994 for Messrs. Fariello, Hegarty and Genzer were, respectively:
42,500/$143,438; 26,250/$88,594; and 8,000/ $27,000. Certain of the awards made in 1992 vested on January 2, 1995 and the remainder will vest on January 2, 1996. Dividends are paid on the restricted stock.

2. Amounts reflect the value of the Company's 1994 contribution to the named Executive Officers' Employee Stock Ownership Plan accounts. In addition, the amount for Mr. Albert for 1993 includes $1,718 representing a one-time award for 45 years of service, and the amounts for Messrs. Albert and Genzer for 1994 include $3,990 and $5,736, respectively, representing a one-time gain for their purchase of their company cars at book value which was less than fair market value.

3. Mr. Albert retired as Chief Executive Officer in August 1994, and resigned as Chairman of the Board in December 1994.

The following table provides the aggregate number and total value of exercised and unexercised options of the named Executive Officers for fiscal year 1994 under the Company's Stock Option Plans.

              Aggregated Option/SAR Exercises in Last Fiscal Year
                         and FY-End Option/SAR Values
                                                                    Value of
                                                Number of         Unexercised
                                               Unexercised        In-the-Money
                     Shares                    Options/SARs       Options/SARs
                    Acquired                    at FY End          at FY End
                       on           Value          (#)                (#)
                    Exercise       Realized    Exercisable/       Exercisable/
Name                   (#)            ($)     Unexercisable      Unexercisable
------------------------------------------------------------------------------
Gerald Albert           0              0      90,000/0                -
Frank A. Fariello       0              0      56,050/51,950           -
Michael J. Hegarty      0              0      31,200/8,800            -
Marvin D. Genzer        0              0      16,700/8,300            -

                     Option/SAR Grants in Last Fiscal Year
-------------------------------------------------------------------------------
                                                           Potential Realizable
                                                             Value at Assumed
                                                              Annual Rates of
                                                                Stock Price
                                                               Appreciation
                       Individual Grants                      for Option Term
-------------------------------------------------------------------------------
               Number of   % of Total
              Securities  Options/SARs
              Underlying   Granted to  Exercise
               Options/     Employees  or Base
             SARs Granted   in Fiscal  Price    Expiration     5%        10%
Name              (#)         Year     ($/Sh)      Date        ($)       ($)
-------------------------------------------------------------------------------
Gerald
Albert             0

Frank A.
Fariello        50,000                  3.44     8/31/04     111,000   293,600

Michael J.
Hegarty          8,000                  3.44     8/31/04      17,808    46,976

Marvin D.
Genzer           8,000                  3.38     1/24/05      17,496    46,160
-------------------------------------------------------------------------------

Pension and Retirement Plans

                              Pension Plan Table
        ------------------------------------------------------------
        Final Average Base   Years of Credited Service at Retirement
        Annual Compensation       25             35             45
        ------------------------------------------------------------
        $100,000              $ 42,500       $ 59,500       $ 74,500
         150,000                63,750         89,250        111,750
         200,000                85,000        119,000        149,000
         250,000               106,250        148,750        186,250
         300,000               127,500        178,500        223,500
        ------------------------------------------------------------

The Pension Plan table above shows the estimated annual benefits, based on straight life annuity, payable upon retirement under the Company's non-contributory Employees Pension Plan (the "Pension Plan") and the Company's non-qualified Supplemental Retirement Benefit Plan (the "SRBP") to individuals in specified compensation and years of service classifications. The figures set forth above are before deduction of Social Security benefits.

Benefits payable under the Pension Plan are based on (i) the average of an employee's five highest consecutive years' compensation (annual salary as of January 1 of each year, not the total annual salary shown in the Summary Compensation Table, excluding bonus) out of the employee's final ten years of employment with the Company prior to retirement (the "Covered Compensation"), and (ii) the number of years of credited service. As of January 1, 1995, Messrs. Albert, Fariello, Hegarty and Genzer had completed respectively, 45, 30, 27 and 26 years of credited service under the Pension Plan.

Under the Company's SRBP, employees will receive from the Company any amount by which their benefits earned under the Pension Plan exceed the limitations imposed by the Internal Revenue Code. For any participant whose employment actually or constructively terminates within three years following a Change of Control (as defined in the SRBP), vesting would accelerate; and all accrued benefits either would become automatically payable in a lump sum based on present value or, at the discretion of the Audit and Compensation Committee, would be funded under a third party arrangement intended to insure payment of such benefits in the future.

During 1994, the Pension Plan was amended (i) to eliminate the unsubsidized accelerated retirement factor for employees whose employment is terminated due to layoff, (ii) to permit payment of all administrative fees from the Pension Plan trust, and (iii) to incorporate accumulated changes required by the Employee Retirement Income Security Act and the Tax Reform Act of 1986 and subsequent legislation.

Audit and Compensation Committee Report on Executive Compensation

The Audit and Compensation Committee of the Board of Directors (the "Committee") is composed entirely of outside directors, one of whom, Mr. John
H. Meyn, was a Vice President of the Company until his retirement in 1985. One of the Committee's functions is the determination of compensation for the Company's corporate officers.

The Committee's overall objectives in establishing the compensation of the Company's executive officers are to attract and retain talented, experienced, qualified individuals. To assure that executives' interests are aligned with the Company's and shareholders' long-term goals, the Committee includes amongst its objectives increasing executives' stock ownership in the Company.

The Committee achieves these objectives by providing executives with base salary levels comparable to average industry practices. Bonus awards, which are based upon earnings and shareholder returns, and stock awards are further elements of the executives' compensation packages.

The Committee implements the above objectives through three key elements of executive compensation.

(1) Base salaries are targeted at the average for companies which compare in location and size to the Company. Decisions on base salary are also subjectively based on the Company's performance when compared to others in the defense industry in the face of defense cutbacks, the Company's pursuit of new product initiatives, recognition of the Company's performance in industry reports, increases in the cost of living, consistency with the salary increases of other Company employees and maintenance of competitive salaries. Comparisons for executive officers other than the CEO are also made as a percentage of the CEO's salary.

(2) Annual discretionary incentive bonus awards for executive officers are subjectively a function of the Company's operational results for the year, fairness to executive officers and reasonable consistency with similar awards in prior years. The Company's results which are considered include earnings, both in absolute terms and as a percentage of sales, average capital employed, return on capital employed, comparison with the current defense industry, and stability of operating earnings viewed against levels of sales and research and development. Finally, bonus awards are also determined by comparison with base salaries.

(3) Long-term incentive awards are subjectively based on shareholder approved plans and currently consist of: (a) stock options granted at market price which become exercisable incrementally over 4 years and remain exercisable for 6 additional years; (b) three-year performance units for which the value is based upon the attainment of goals that are set for each Division and for the Company as a whole, and may be based on market price for Common Shares at the end of the performance period, or such other value as determined by the Committee; and
(c) awarded restricted stock which pays dividends from the date of award but does not become vested unless the executive remains with the Company for three years after award.

In the last few years executive officers' base salaries have been reviewed every 15 months. In consideration of the Company's performance in 1993 and 1994, at the 15-month scheduled review in January of 1994, no increases in base salaries and no bonus awards for 1993 were provided for the CEO and the other executive officers. Also, at the January 1995 year-end bonus review, no bonus awards for 1994 were provided for the CEO and the other executive officers. Mr. Albert's combined salary and bonus for 1994 was $98,565 less than for 1993. Mr. Fariello's combined salary and bonus for 1994 was $19,625 more than for 1993, reflecting an increase in base salary commensurate with his promotion to President in 1993.

Long-term incentive awards have only generally been considered every three years and, since they were awarded in 1992, they were scheduled for reconsideration in 1995 when it was decided, based on the performance of the Company, not to make any awards. The Company did not award any stock options to any executive officer under the Company's Stock Option Plans in 1993, but in 1994, awarded options to the named Executive Officers as noted in the above tables.

Executive officers' compensation also includes certain perquisites comparable to other businesses in the Company's industry and participation in Company-wide plans generally available to all employees as well as certain supplemental pension and other plans available only to key executives of the Company, which include the CEO and other executive officers.

With respect to the one million dollar cap on deductibility under Section 162 of the Internal Revenue Code, the Company does not presently believe that the compensation of its executive officers will approach such level. As a result, the Company has not established a policy with respect to Section 162.

                                                 Members of the Committee:

                                                 Alfred Brittain III (Chairman)
                                                 Joseph F. Engelberger
                                                 Robert M. Hanisee
                                                 Richard Rachals
                                                 John H. Meyn

The following graph shows a five-year comparison of cumulative total returns on the Company's Common Shares, based on the market price of the Common Shares, with the cumulative total return of companies in the Standard and Poor's 500 Stock Index and the Value Line Aerospace/Defense Company Group.

               Comparison of Five-Year Cumulative Return* Among
    EDO Corporation, S&P 500 Index and Value Line Aerospace/Defense Group**
-------------------------------------------------------------------------------
Note

The printed copy of the Proxy Statement contains a Performance Graph comparing EDO Corporation, S&P 500 Index and Value Line Aerospace/Defense Group. The Performance Graph shows the Cumulative Return in dollars (vertical axis) for a period of five years (horizontal axis) based on an initial investment of $100.00 on January 1, 1989. The table below contains the data used to plot the Performance Graph. The title and footnotes are identical to those contained in the printed Proxy Statement.

               Comparison of Five-Year Cumulative Return* Among
    EDO Corporation, S&P 500 Index and Value Line Aerospace/Defense Group**

                                                     Dollars
                                 ----------------------------------------------
                                  1989    1990    1991    1992    1993     1994
                                 ------  ------  ------  ------  ------  ------
EDO CORPORATION                  100.00   64.48  103.95  101.18  112.41   58.85
STANDARD AND POORS 500           100.00   96.83  126.41  136.25  150.00  151.97
VALUE LINE AEROSPACE/DEFENSE     100.00   97.25  113.11  130.69  169.34  178.94

ASSUMES $100 INVESTED ON JANUARY 1, 1990 IN EDO CORPORATION COMMON STOCK, S&P 500 INDEX, AND VALUE LINE AEROSPACE/DEFENSE GROUP.

* CUMULATIVE RETURN ASSUMES REINVESTMENT OF DIVIDENDS.

** FISCAL YEAR ENDING DECEMBER 31.
-------------------------------------------------------------------------------
Executive Life Insurance Plan

The Company maintains an Executive Life Insurance Plan (the "ELIP") for key employees funded by Company-owned life insurance policies on the participants. In accordance with individual participant elections, pre-retirement death, disability and retirement benefits are available either (i) as a permanent life insurance policy equivalent to two times base annual salary, or (ii) for at least 15 years, an annuity option equivalent in value to a percentage no greater than 40% of the participant's base annual salary (as base annual salary is defined in the ELIP). Generally, the ELIP may be terminated at any time unilaterally by the Company. Special provisions, however, would apply following a Change of Control (as defined in the ELIP): vesting would accelerate, and payments would be automatically payable or would be funded under a third party arrangement intended to insure payment.

Executive Termination Agreements

The Company has entered into Executive Termination Agreements with certain executive officers of the Company which provide for severance benefits in the event employment terminates within three years following a Change in Control (as defined in the Agreements) unless termination is on account of death, normal retirement or termination for cause. These Agreements provide basic severance benefits which include an amount equal to three times the sum of: (i) the executive officer's annual base salary; plus (ii) either (a) 20% of the executive officer's base salary, or (b) the highest percentage of base salary paid as a bonus to the executive officer over the prior three years, whichever is greater. The Agreements also provide for the payment of legal fees incurred by the executive officers to enforce their rights under the Agreements and for additional compensation to take into account the effect of any excise tax on executive officers' net benefits under the Agreements and the Company's other benefit plans.

INSURANCE FOR INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company renewed its directors' and officers' liability insurance policy effective August 12, 1994. This policy insures the directors and corporate and divisional officers of the Company and its subsidiaries against certain liabilities they may incur in the performance of their duties, and the Company against any obligation to indemnify such individuals against such liabilities. The policy was issued by Chubb Group of Insurance Companies for a one-year premium of $120,000.

Proposal 2: SELECTION OF AUDITORS

KPMG Peat Marwick LLP are currently the certified public accountants serving as the Company's independent auditors. During 1994, KPMG Peat Marwick LLP audited the accounts of the Company and its subsidiaries and also provided other professional services to the Company in connection with Securities and Exchange Commission filings.

Upon recommendation of the Audit and Compensation Committee, the Board has appointed KPMG Peat Marwick LLP as the independent auditors for 1995. The shareholders will be asked to ratify this action by the Board.

It is anticipated that one or more representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting to answer shareholder questions and to make a statement, if they desire to do so.

                            PRINCIPAL SHAREHOLDERS

The table below contains certain information with respect to the only beneficial owners known to the Company, based upon publicly available documents, as of March 7, 1995, of more than 5% of the Common Shares.

       ----------------------------------------------------------------
        Name and Address                  Amount of EDO      Percent of
       of Beneficial Owner                Common Shares         Class
       ----------------------------------------------------------------
       EDO Corporation                  403,290 and 75,292      18.1%
       Employee Stock Ownership Plan    ESOP Preferred
       14-04 111th Street,              Shares convertible
       College Point, NY 11356          into 752,920 (A)

       Dimensional Fund Advisors Inc.   322,100 (B)              5.7%
       1299 Ocean Avenue, Suite 650,
       Santa Monica, CA 90401

       ----------------------------------------------------------------
Notes:

A. Represents Common Shares and ESOP Preferred Shares held by the trust established to fund the EDO Corporation Employee Stock Ownership Plan (the "ESOP trust"), all of which Common Shares and ESOP Preferred Shares are held for the benefit of the participants under such Plan. Under the terms of the Plan, Common Shares and ESOP Preferred Shares which have been allocated to the account of a participant are required to be voted in accordance with the direction of such participant. Common Shares and ESOP Preferred Shares which are not so allocated are deemed to be allocated solely for the purpose of determining how such Common Shares and ESOP Preferred Shares are to be voted. In addition, Common Shares and ESOP Preferred Shares so allocated or deemed to be allocated, as to which no directions are given, are voted in the same proportion as those Common Shares and ESOP Preferred Shares as to which voting instructions have been received. Each ESOP Preferred Share is entitled to 12.3 votes on all matters presented to holders of Common Shares, voting together as one class. The Company believes that the Plan is not the beneficial owner of such Common Shares and ESOP Preferred Shares, as the trustee under the ESOP trust has no voting or investment power with respect to such Common Shares and ESOP Preferred Shares.

B. According to the Form 13G dated January 30, 1995 filed by Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, Dimensional is deemed to have beneficial ownership of 322,100 Common Shares as of December 31, 1994, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered, open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and the DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

OTHER MATTERS

The Board knows of no other business to be brought before the Annual Meeting other than as set forth above. If any other business should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxies in accordance with their best judgment on such matters.

SHAREHOLDER PROPOSALS

Shareholder proposals for the 1996 Annual Meeting of Shareholders must be received at the principal executive offices of the Company, addressed to Mr. Michael J. Hegarty, Secretary, EDO Corporation, 14-04 111th Street, College Point, New York 11356-1434, no later than November 23, 1995 in order to be considered for inclusion in the Company's Proxy Statement for such Meeting.

MISCELLANEOUS

The cost of preparing and mailing this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders, and the enclosed form of proxy will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph or facsimile by directors, officers and employees of the Company, without extra compensation and at the Company's expense. The Company has also retained D. F. King & Co., Inc. to assist in such solicitations, at an estimated cost of $6,500 plus out-of-pocket expenses. The Company will also request bankers and brokers to solicit proxies from their customers, where appropriate, and will reimburse them for reasonable expenses.

A copy of the Company's annual report on Form 10-K for the fiscal year ended December 31, 1994, including financial statements, as filed with the Securities and Exchange Commission, has been provided to all record or beneficial holders of Common Shares or ESOP Preferred Shares entitled to vote at the Annual Meeting. Additional copies will be furnished on written request, without charge, to any record or beneficial holder of Common Shares or ESOP Preferred Shares. Such requests should be addressed to EDO Corporation, 14-04 111th Street, College Point, New York 11356-1434, Attention: Michael J. Hegarty, Secretary.

By order of the Board of Directors,

Michael J. Hegarty
Secretary

                                   Appendix

The printed copy of the Proxy Statement contains a Performance Graph comparing EDO Corporation, Standard and Poors 500 and Value Line Aerospace/Defense Group. This Performance Graph is described and interpreted in tabular form on page 7 of this electronic filing.

                             THE BANK OF NEW YORK

                     AS TRUSTEE UNDER THE EDO CORPORATION
                         EMPLOYEE STOCK OWNERSHIP PLAN
                              VOTING INSTRUCTIONS

The undersigned hereby instructs The Bank of New York, as Trustee, to vote or cause to be voted all Common Shares and/or ESOP Convertible Preferred Shares Series A of EDO Corporation, which were credited, or which would have been allocable (based on 1994 compensation), as of March 7, 1995, to the account of the undersigned under the EDO Corporation Employee Stock Ownership Plan, at the Annual Meeting of Shareholders on April 25, 1995 and at any adjournment thereof, upon the following matters, as described in the EDO Corporation Proxy Statement, receipt of which is hereby acknowledged, and in the discretion of the Trustee or any duly appointed proxy agent of the Trustee, upon such other business as may properly come before the meeting or any adjournment thereof.

           (Continued, and to be dated and signed on the other side.)

                                                               I plan to attend
                                                                   the meeting.
                                                                       [ ]

No. 1
Election of Directors

            Withhold     Withhold
FOR all     for all      as
nominees    nominees     indicated
  [ ]         [ ]           [ ]

No. 2

Ratification of appointment
of auditors

FOR     AGAINST     ABSTAIN
[ ]       [ ]         [ ]

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

              FOR the election of Robert E. Allen, Robert Alvine,
           Mellon C. Baird, George M. Ball and Joseph F. Engelberger
                    as directors except as indicated below.


_______________________________________________________________________________
    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE
            WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED ABOVE.)

These instructions relate only to shares under the EDO Corporation Employee Stock Ownership Plan. EDO Corporation shares owned otherwise than under the aforesaid Plan may be voted in person at the Annual Meeting or by signing, dating and returning the separate proxy card supplied by EDO Corporation.

Please sign exactly as your name appears hereon and return this card to The Bank of New York in the envelope provided. The shares represented hereby will be voted as specified. If you return this card with no instructions indicated, you will be deemed to have instructed the Trustee to vote or cause to be voted such shares, and such shares will be voted FOR the election of all nominees as directors and FOR Proposal 2 above. To facilitate voting such shares, please mail this card in time to be received by The Bank of New York not later than April 14, 1995.

Dated:___________________________________________________________________, 1995

_______________________________________________________________________________
                                   Signature

                                EDO CORPORATION

            ANNUAL MEETING OF SHAREHOLDERS-TUESDAY, APRIL 25, 1995

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EDO CORPORATION.

The undersigned hereby appoints MICHAEL J. HEGARTY and MARVIN D. GENZER, and each of them, the proxies and agents of the undersigned, each with power of substitution, to vote all Common Shares of EDO Corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held in the 3rd floor auditorium of Chemical Banking Corporation, 270 Park Avenue, New York, New York on Tuesday, April 25, 1995 at 11:00 A.M., New York time, and at any adjournment thereof, with all the powers which the undersigned would possess if personally present, hereby revoking any prior proxy to vote at such meeting and hereby ratifying and confirming all that said proxies and agents or their substitutes or any of them may lawfully do by virtue hereof, upon the following matters, as described in the EDO Corporation Proxy Statement, receipt of which is hereby acknowledged, and in their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.

          (Continued, and to be dated and signed on the other side.)

                                                               I plan to attend
                                                                   the meeting.
                                                                       [ ]

No. 1
Election of Directors

            Withhold     Withhold
FOR all     for all      as
nominees    nominees     indicated
  [ ]         [ ]           [ ]

No. 2

Ratification of appointment
of auditors

FOR     AGAINST     ABSTAIN
[ ]       [ ]         [ ]

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

              FOR the election of Robert E. Allen, Robert Alvine,
           Mellon C. Baird, George M. Ball and Joseph F. Engelberger
                    as directors except as indicated below.

_______________________________________________________________________________
    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE
            WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED ABOVE.)

To the extent not otherwise specified, the Common Shares to which this proxy relates will be voted FOR the election of all nominees as directors and FOR Proposal 2.

Dated:___________________________________________________________________, 1995
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
                        Signature(s) of Shareholder(s)

IMPORTANT: Please sign exactly as your name or names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. Each joint owner should sign.

                     SIGN, DATE AND MAIL YOUR PROXY TODAY.